UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2013

(Exact name of registrant as specified in its charter)
Commission File Number: 000-22283

Virginia (State or other jurisdiction of incorporation)	54-1829288 (IRS Employer Identification No.)
590 Peter Jefferson Parkway, Suite 250
Charlottesville, Virginia 22911
(Address of principal offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 10, 2013, StellarOne Corporation (“StellarOne”) and Union First Market Bankshares Corporation (“Union”) announced that they have entered into an Agreement and Plan of Reorganization, dated as of June 9, 2013 (the “Merger Agreement”), pursuant to which StellarOne will merge with and into Union.

A copy of the press release issued jointly by StellarOne and Union announcing the execution of the Merger Agreement is included as Exhibit 99.1 to this report and is incorporated herein by reference. In addition, StellarOne and Union will be providing supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. The slides to be used in connection with these presentations are attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release issued jointly by StellarOne Corporation and Union First Market Bankshares Corporation on June 10, 2013.
99.2	Investor Presentation, dated June 10, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
StellarOne Corporation
Date: June 10, 2013	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer